Exhibit 10.11

SECURITY ASSIGNMENT

between

CME MEDIA ENTERPRISES B.V.

and

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

and

THE BANK OF NEW YORK MELLON
acting through its London Branch

and

THE LAW DEBENTURE TRUST CORPORATION p.l.c.

Dated     17 September 2009

THIS SECURITY ASSIGNMENT (the "Assignment") is dated made on the 17th of September 2009

BETWEEN:

(1)	CME MEDIA ENTERPRISES B.V., a company organized under the laws of the Netherlands, and having its registered office at Dam 5B, 1012 JS Amsterdam, the Netherlands ("CME ME");

(2)
CENTRAL EUROPEAN MEDIA ENTERPRISES LTD., a company incorporated under the laws of Bermuda, and having its registered office at Clarendon House, 2 Church Street, Hamilton, HM 11 Bermuda ("CME Ltd"); and

(3)
THE BANK OF NEW YORK MELLON, a company incorporated under the laws of the State of New York, USA, acting through its London Branch, which is at One Canada Square, London E14 5AL (the “2009 Note Trustee”); and

(4)	THE LAW DEBENTURE TRUST CORPORATION p.l.c., a company incorporated under the laws of the England and having its registered office at Fifth Floor, 100 Wood Street, London EC2V 7EX (the "Assignee").

Each a "Party" and collectively referred to as the "Parties".

BACKGROUND:

(A)	Each Assignor (as such term is defined below) is entering into this Assignment in connection with the Indenture (as such term is defined below):

(B)	The Assignee and each Assignor intend this document to take effect as a deed (even though a Party may only execute it under hand).

IT IS AGREED as follows:

1.	Interpretation

1.1	Capitalized terms not otherwise defined herein shall, unless the context requires otherwise, bear the meaning ascribed thereto in the Indenture:

"Assigned Contract"	means the Framework Agreement, as amended or supplemented from time to time;

"Assigned Rights"
means all present and future rights, title and interest of each Assignor in, under and to the Framework Agreement including, without limitation, the right of each Assignor to receive all amounts payable under the Framework Agreement and all present and future claims, causes of action, payments and proceeds in respect thereof, whether now or in the future;

"Assignors"	means CME ME and CME Ltd and "Assignor" means, as appropriate, CME ME or CME Ltd;

"Business Day"	means, in respect of any day, a day on which banks are generally open for transactions in London and New York;

"Election Notice"	has the meaning given in Schedule 1 hereto;

"Event of Default"	has the meaning given in the Indenture;

“Financing Agreements” "Framework Agreement"	means the Indenture and the Security Documents; means the Framework Agreement among CME ME, CME Ltd and PPF dated December 13, 2004 as amended on May 2, 2005;

“Indenture”	means the Indenture dated on or about the date hereof between CME Ltd., Central European Media Enterprises NV, CME ME, the 2009 Note Trustee and the Assignee;

“Original Contract Assignments”
means the Security Assignment dated May 5, 2005 between the Assignors and JPMorgan Chase Bank, NA, London Branch, the Security Assignments dated May 16, 2007 between the Assignors and BNY Corporate Trustee Services Limited and The Bank of New York and  the Security Assignments dated March 10, 2008 between the Assignors and the Bank of New York ;

"PPF"
means JR Holdings Limited (formerly known as PPF (Cyprus) Limited), a company organized under the laws of the Republic of Cyprus with registered number HE 92433, and having its registered office at Arch. Makariou III, 2-4, Capital Center, 9th Floor, PC 1505, Nicosia, Cyprus. The name of the company was changed from PPF (Cyprus) Limited on  March 1, 2006;

"Prior Assignments"	means the Assignments dated July 21, 2006 and August 22, 2007 between the Assignors and European Bank for Reconstruction and Development;

"Receiver"	has the meaning given in Clause 8 hereof;

"Secured Liabilities"
means all present and future moneys, debts and liabilities due, owing or incurred by the Assignors to the  2009 Note Trustee  or the Assignee under or in connection with the Financing Agreements (in each case, whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently and whether as principal, surety or otherwise);

"Security Assets"	means the Assigned Rights, being the assets the subject of the security created hereunder;

"Security Documents"	has the meaning given in the Indenture;

"Security Interest"	means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security; and

"Security Period"
means in respect of the Security Assets, the period beginning on the date hereof and ending on the date upon which all the Secured Liabilities which have arisen have been unconditionally and irrevocably paid and discharged in full or the security created hereby has been unconditionally and irrevocably released and discharged.

1.2          Construction

In construing this Assignment, unless otherwise specified:

(a)
references to a "person" shall mean any individual, firm, company, government, state or agency of a state, local or municipal authority, or any joint venture association or partnership (whether or not having separate legal personality),

(b)
references to this Assignment, the other Financing Agreements or any other document referred to herein is a reference to this Assignment, the other Financing Agreements or such other document as amended, varied, novated or supplemented at any time,

(c)	references to Clause and Schedule headings are for ease of reference only

(d)	any reference to the "Assignee" or the "Assignor" shall include its and any subsequent successors and any permitted transferees in accordance with their respective interests; and

(e)	an amount shall be considered to be "irrevocably paid" if it is not capable of being avoided or reduced by virtue of any bankruptcy, insolvency, liquidation or similar laws.

1.3	Rights of Third Parties

A person who is not a party to this Assignment has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Assignment.

2.	Assignment

(a)
As a continuing security for the payment, discharge and performance of all the Secured Liabilities, at any time owed or due to the 2009 Note Trustee or the Assignee, each Assignor unconditionally and irrevocably assigns and agrees to assign absolutely with full title guarantee (save for those security interests created by the Original Contract Assignments and the Prior Assignments), its rights, title and interest in respect of the Security Assets to and in favour of the Assignee;

provided that forthwith upon the expiry of the Security Period, the Assignee shall, at the request and expense of the Assignors, (without warranty or other liability) re-assign to each Assignor the items assigned by such Assignor pursuant to this Clause 2 (Assignment).

It is the intention of CME Ltd on or about the date hereof to repay the loan which is secured inter alia by the Prior Assignments.  By a Global Deed of Release made on or before the date hereof, EBRD has agreed to release the Prior Assignments upon repayment of such loan and upon such release the first paragraph of this sub-clause (a) shall be read and construed as if the words “and the Prior Assignments” were deleted and Clause 5(a) shall be read and construed as if the words “or the Prior Assignments” were deleted.

(b)
The Assignors and the Assignee shall forthwith give notice of the assignment, to be effected in accordance with Clause 2(a), of the Assignors’ rights, title and interest in and to the Security Assets by:

(i)	sending a notice of assignment to PPF substantially in the form set out in Schedule 1 with such amendments as the Assignee may agree; and

(ii)	the Assignors using their best endeavours to procure that PPF acknowledges the notice of assignment substantially in the form set out in Schedule 2 with such amendments as the Assignee may agree.

(c)
Each Assignor shall promptly execute all documents and do all things and take whatever action the Assignee (acting on the instructions of the 2009 Note Trustee) or a Receiver may reasonably require to:

(i)	perfect or protect the Security Interest created by this Assignment; and

(ii)
facilitate the realization of any Security Asset or the exercise of any right, power or discretion exercisable by the Assignee or any Receiver or any of its or their delegates or sub-delegates in respect of any Security Asset;

including, without limitation, the execution of any transfer, conveyance, assignment or assurance of any property whether to the Assignee or to its nominees, and the giving of any notice, order, or direction and the making of any registration, which in any case, the Assignee (acting on the instructions of the 2009 Note Trustee) may think expedient.

(d)	Notwithstanding anything contained herein:

(i)	the Assignors shall remain liable under the Assigned Contract to perform all the obligations assumed by them thereunder; and

(ii)	the Assignee shall not be under any obligations or liability under the Assigned Contract, other than in connection with exercising its rights thereunder or be liable to make any payment thereunder.

(e)	The Parties agree that at any time other than when an Event of Default has occurred and is continuing, the Assignors shall be permitted to exercise each of the Assigned Rights without restriction.

3.	Preservation Of Security

3.1	Continuing security

The security constituted by this Assignment is continuing up to and including the last day of the Security Period.

3.2	Additional security

The security constituted by this Assignment is in addition to and is not in any way prejudiced by any other security now or subsequently held by the Assignee for any Secured Liability.

4.	Representations And Warranties

4.1	Representations and warranties

Each Assignor makes on the date hereof the representations and warranties set out in this Clause 4 to the Assignee.

4.2	Powers and authority

It has the power to enter into and perform, and has taken all necessary action to authorise the entry into, performance and delivery of, this Assignment and the transactions contemplated by this Assignment.

4.3	Legal validity

This Assignment constitutes, or when executed in accordance with its terms will constitute, its legal, valid and binding obligation enforceable in accordance with its terms and as at the date of this Assignment, neither Assignor is in material breach of the Assigned Contract.

4.4	Consents

To the best of its knowledge and belief all authorisations required or advisable in connection with the entry into, performance, validity and enforceability of this Assignment have been obtained or effected and are in full force and effect.

4.5	No Conflict

The entry into and performance by it of this Assignment do not and will not:

 (a)           conflict with any law or regulation or judicial or official order;

 (b)           conflict with its constitutional documents; or

(c)           conflict with any document which is binding upon it or its assets.

5.	Encumbrances And Disposals

Save for those security interests, assignments or transfers which are already created and existing, each Assignor undertakes with the Assignee that on and from the date hereof and until the end of the Security Period, it will not (except with the prior written consent of the Assignee or as otherwise permitted pursuant to the Indenture):

(a)
create or permit to subsist any Security Interest upon all or any part of the Security Assets other than the security created hereunder or under the  Original Contract Assignments or the Prior Assignments; or

(b)	assign, transfer or otherwise dispose of the Assigned Contract except in circumstances contemplated in the Assigned Contract.

6.             Undertakings

Each Assignor undertakes to the Assignee that until the end of the Security Period (except with the prior written consent of the Assignee or as otherwise permitted pursuant to the Indenture):

(a)	it shall not do or permit to be done anything which would materially prejudice the rights of the Assignee in the Security Assets (except as expressly contemplated in the Assigned Contract); and

(b)	it shall not vary or amend any material provisions of the Assigned Contract in any way that is materially adverse to the interests of the Assignee pursuant to this Assignment.

7.             Enforcement Of Security

7.1           Enforcement

This security shall be immediately enforceable at any time when an Event of Default is continuing and has not been waived by the Assignee (acting on the instructions of the 2009 Note Trustee) and at such time the Assignee (acting on the instructions of the 2009 Note Trustee) shall be entitled without notice immediately to put into force and exercise all the powers and remedies possessed by it according to law as mortgagee and chargee of the Security Assets as and when it may see fit (so that sections 93 and 103 of the Law of Property Act, 1925 shall not apply to this security) and in particular:

(a)	to take possession of, get in and collect the Security Assets, and to require payment to it of any revenues deriving therefrom;

(b)	to recover and collect all receivables and to give a good receipt therefor on behalf of each of the Assignors;

(c)	to perform or vary any of the Assigned Rights and/or rights under the Assigned Contract;

(d)	subject to the terms of the Assigned Contract, to assign any part or all of the Security Assets to any person on such terms as the Assignee considers appropriate;

(e)
to settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands with or by any person who is or claims to be a creditor of either Assignor or relating to the Assigned Rights and/or the Assigned Contract;

(f)	to bring, prosecute, enforce, defend and abandon actions, suits and proceedings in relation to the Assigned Rights and/or the Assigned Contract; and

(g)	to set-off any moneys comprised in the Security Assets against such or any of the Secured Liabilities.

7.2           Acknowledgment

The Assignee acknowledges and agrees that it shall not serve an Election Notice unless the security is enforceable in accordance with Clause 7.1.

8.             Receiver

(a)
In addition to the powers conferred above, at any time when the security hereby created is enforceable the Assignee may appoint in writing a receiver or a receiver and manager (a "Receiver") of all or any part of the Security Assets and remove any Receiver so appointed and appoint another in his place and may from time to time fix the remuneration of any such Receiver.

(b)	The Assignee may by instrument in writing delegate to any such Receiver all or any of the rights, powers and discretions vested in it by this Assignment.

(c)
Such Receiver shall be the agent of the Assignor but notwithstanding this position, as between the Assignors and the Assignee, the Assignee shall be responsible for his acts and defaults and be liable on any contracts made by him, save to the extent that the Assignors would be responsible pursuant to the Indenture for such acts or defaults if performed by the Assignee or be liable on any such contracts if made by the Assignee.

9.             Application Of Proceeds

Any moneys received by the Assignee or any Receiver after the security constituted by this Assignment has become enforceable shall be applied in the following order of priority:

(a)
in satisfaction of, or provision for, all costs and expenses incurred by the Assignee or any Receiver (including but not limited to costs and expenses incurred by the Assignee or any Receiver in the course of exercising any rights hereunder) and of all remuneration due to any Receiver under this Assignment;

(b)	in or towards payment of the Secured Liabilities or such part of them as is then due and payable; and

(c)	subject to the terms of the Indenture, in payment of the surplus (if any) to the Assignor entitled to it.

10.          POWER OF ATTORNEY

(a)	Each Assignor hereby irrevocably appoints the following, namely:

(i)	the Assignee;

(ii)	each and every person to whom the Assignee shall from time to time have delegated the exercise of the power of attorney conferred by this Clause; and

(iii)	any Receiver appointed hereunder and for the time being holding office as such;

jointly and also severally to be its attorney or attorneys and in its name and otherwise on its behalf to do all acts and things and to sign, seal, execute, deliver, perfect and do all deeds, instruments, documents, acts and things which may be required for carrying out any obligation imposed on such Assignee by or pursuant to this Security Assignment, for carrying any sale or other dealing by the Assignee or such Receiver into effect, for conveying or transferring any legal estate or other interest in the Security Assets, for getting in the Security Assets, and generally for enabling the Assignee and the Receiver to exercise the respective powers conferred on them by or pursuant to this Security Assignment or by law.  The Assignee shall have full power to delegate the power conferred on it by this Clause, but no such delegation shall preclude the subsequent exercise of such power by the Assignee itself or preclude the Assignee from making a subsequent delegation thereof to some other person; any such delegation may be revoked by the Assignee at any time.

(b)           The power of attorney hereby granted is as regards the Assignee, its delegates and any such receiver (and each of the Assignors hereby acknowledges) granted irrevocably and for value as part of the security constituted by this Security Assignment to secure proprietary interests in and the performance of obligations owed to the respective donees within the meaning of the Power of Attorney Act 1971.

11.	FURTHER POWERS OF THE ASSIGNEE

The Assignee may, at any time when an Event of Default is continuing which has not been waived by the Assignee (acting on the instructions of the 2009 Note Trustee) :

(i)	ask, require, demand, receive and give acquittance for any sum forming part of the Security Assets;

(ii)	endorse any cheques or other instruments or orders in connection therewith; and

(iii)	make any claims or take any action or institute any proceedings which may be necessary or advisable to protect the interests of the Assignee in all or any part of the Security Assets.

12.           Waivers and Remedies Cumulative

The rights of the Assignee under this Assignment:

(a)	may be exercised as often as necessary;

(b)	are cumulative and are not exclusive of its rights under general law; and

(c)	may be waived only in writing and specifically.

Delay in exercising or non-exercise of any such right is not a waiver of that right.

13.          Changes to the Parties

Subject to and in accordance with the terms of the Indenture, the Assignee may assign, transfer, novate or dispose of its rights and/or obligations under this Assignment.  This Assignment shall remain in effect despite any amalgamation or merger (however effected) relating to the Assignee, and references to the Assignee shall be deemed to include any person who, under the laws of its jurisdiction of incorporation or domicile, has assumed the rights and obligations of the Assignee under this Assignment or to which, under such laws, those rights and obligations have been transferred.

14.          Severability

If a provision of this Assignment is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect or impair:

(a)	the validity, legality or enforceability in that jurisdiction of any other provision of this Assignment; or

(b)	the validity, legality or enforceability in other jurisdictions of that or any other provision of this Assignment.

15.           Costs and Expenses

Subject to the terms of or any limitations set out in the Indenture, the Assignors shall, within three Business Days of demand by the Assignee, indemnify the Assignee for all costs and expenses reasonably and properly incurred by the Assignee in connection with (a) the execution of this Assignment or otherwise in relation to it, (b) the perfection or enforcement of the security constituted by this Assignment or (c) the exercise of any of the rights accruing to the Assignee under this Assignment, and neither the Assignee nor any Receiver appointed hereunder shall be obliged to take any action hereunder unless it has been indemnified and/or secured and/or pre-funded to its reasonable satisfaction for so doing.

16.          Counterparts

This Assignment may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment.

17.           Release

Upon the expiry of the Security Period (but not otherwise), the Assignee shall at the request of either Assignor, execute and do all such deeds, acts and things as may be necessary to release the Security Assets from the security constituted by this Assignment.

18.           English Language

All documents to be furnished or communications to be given or made under this Assignment shall be in the English language or, if in another language, shall be accompanied by a translation into English certified by the Party providing such document, which translation shall be the governing version between the Assignors and the Assignee.

19.          Notices

Any notice, application or other communication to be given or made under this Assignment to the Assignee, the 2009 Note Trustee or to the Assignors shall be in writing.  Such notice, application or other communication shall be deemed to have been duly given or made when it is delivered by hand, courier or facsimile transmission to the Party to which it is required or permitted to be given or made at such Party's address specified below or at such other address as such Party designates by notice to the Party giving or making such notice, application or other communication.

For CME ME:

Dam 5B
1012 JS Amsterdam
The Netherlands
Attn: Managing Director
Fax: +31 20 423 1404

With a copy to:

c/o CME Development Corporation
52 Charles Street
London W1J 5EU
United Kingdom
Attn: General Counsel
Fax: +44 20 7127 5801

For CME Ltd:

c/o CME Development Corporation
52 Charles Street
London W1J 5EU
United Kingdom
Attn: General Counsel
Fax: +44 20 7127 5801

For the 2009 Note Trustee:

The Bank of New York Mellon
One Canada Square
London E14 5AL
United Kingdom
Attn: Corporate Trust Services
Fax: +44 20 7964 8819

For the Assignee:

The Law Debenture Trust Corporation p.l.c. .
Fifth Floor
100 Wood Street
London EC2V 7EX
United Kingdom
Attn: The Manager, Commercial Trusts
Fax: +44 20 7606 0643

  20.        Governing Law

This Assignment shall be governed by and construed in accordance with the laws of England and Wales.

21.           Jurisdiction

21.1	Each of the Parties hereby irrevocably agrees that the courts of England are to have exclusive jurisdiction to settle any disputes:

(a)	arising under or in connection with this Assignment; or

(b)	arising or in connection with the negotiation, legal validity or legal enforceability of this Assignment,

whether the same shall or shall be alleged to arise under, or be governed by, the laws of England or of any other jurisdiction.

21.2	Each Party hereby:

(a) waives objection to the English courts on the ground of forum non conveniens or inappropriate forum or otherwise in connection with any dispute described in Clause 21.1; and

(b) agrees that a judgment or order of an English court in such a dispute is conclusive and binding on such party and may be enforced against it in the courts of any other jurisdiction.

21.3
Each Assignor hereby irrevocably designates, appoints and empowers CME Development Corporation at its registered office (being, on the date hereof, at 52 Charles Street, London W1J 5EU, England) to act as its authorised agent to receive service of process and any other legal summons in England for purposes of any legal action or proceeding brought by the Assignee in respect of this Security Assignment. Each Assignor hereby irrevocably consents to the service of process or any other legal summons out of such courts by mailing copies thereof by registered airmail postage prepaid to its address specified herein. Each Assignor covenants and agrees that, so long as it has any obligations under this Assignment, it shall maintain a duly appointed agent to receive service of process and any other legal summons in England for purposes of any legal action or proceeding brought by the Assignee in respect of this Security Assignment and shall keep the Assignee advised of the identity and location of such agent.

IN WITNESS WHEREOF, the parties hereto, acting through their duly authorised representatives, have caused this Assignment to be signed as a Deed in their respective names as of the date first above written.

EXECUTED as a Deed for and on behalf of
CME MEDIA ENTERPRISES B.V.

By: /s/ David Sturgeon

Name: David Sturgeon
Title: Managing Director

EXECUTED as a Deed for and on behalf of
CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

By: /s/ Charles Frank

Name: Charles Frank
Title: Chief Financial Officer

EXECUTED as a Deed
THE BANK OF NEW YORK MELLON
acting by its duly authorised signatory:

By: /s/ Noora Pahkala

Name: Noora Pahkala
Title: Senior Associate

EXECUTED as a Deed for and on behalf of
THE LAW DEBENTURE TRUST
CORPORATION p.l.c.

By: /s/ Julian Mason-Jebb

Name: Julian Mason-Jebb
Title: Director

By: /s/ Richard Rance

Name: Richard Rance
Title: Director

SCHEDULE 1

Form of Notice of Assignment

From:	CME MEDIA ENTERPRISES B.V.; and CENTRAL EUROPEAN MEDIA ENTERPRISES LTD. (together the "Assignors"); and

THE LAW DEBENTURE TRUST CORPORATION p.l.c. (the "Assignee")

To:	JR HOLDINGS LIMITED (formerly known as PPF (CYPRUS) LIMITED)

Date September [    ], 2009

Dear Sirs,

NOTICE OF ASSIGNMENT OF FRAMEWORK AGREEMENT (the "Contract")

We hereby give you notice that we, the Assignors and the Assignee, have entered into a security assignment dated September [    ], 2009 (the "New Assignment")  between the ourselves, The Bank of New York Mellon acting through its London Branch and The Law Debenture Trust Corporation p.l.c.   Pursuant to the New Assignment, the Assignors have assigned to the Assignee all of their present and future rights, benefits, interests and claims under and in respect of the Contract, subject only to:

(i) the Security Assignment dated May 5, 2005 between the Assignors and JPMorgan Chase Bank, N.A., London Branch;

(ii) the Security Assignment dated May 16, 2007 between the Assignors, BNY Corporate Trustee Services Limited and The Bank of New York ;

(iii) the Security Assignment dated March 10, 2008 between the Assignors and The Bank of New York; and

(iv) the Assignments dated July 21, 2006 and August 22, 2007 each made between the Assignors and European Bank for Reconstruction and Development(“EBRD”) (together, the “Prior Assignments”).

The terms of this Notice shall be subject only to the rights of the assignees of the Assignments listed above. Central European Media Enterprises Ltd has repaid to EBRD the loan which was inter alia secured by the Prior Assignments and EBRD has agreed to release the security constituted by the Prior Assignments.  Upon such release the Prior Assignments shall be of no effect and this Notice should be read and construed as if item (iv) were deleted.

Please note the following:

(1)
The Assignors continue to be solely responsible to you for the performance of their obligations under the Contract and the Assignee shall not be under any obligation or liability under the Contract by reason of the Assignment or anything arising therefrom.

(2)	From the date hereof you should perform all of your obligations under the Contract (including the making of any payments pursuant to the Contract) in accordance with these instructions.

(3)	The Assignee has agreed that until such time when the Assignee has delivered to you written notice of its election to exercise the Assignors’ rights under the Contract (an "Election Notice"):

(i)	you should continue to pay to the Assignors any sums which you may become obliged to pay to each of them under the Contract,

(ii)	each Assignor shall remain entitled to exercise all of its rights, powers and discretions relating to the Contract without any restriction and without the consent of the Assignee,

(iii)
each Assignor shall remain entitled to deal with you in respect of any provision of the Contract or give consent relating to any provision of the Contract without the prior consent of the Assignee; and

(iv)	you should continue to give notices in relation to the Contract to the Assignors.

(4)
The Assignors instruct you, at any time after the Assignee has delivered to you an Election Notice, to comply with any payment or other instructions contained therein or in any subsequent written notice to you from the Assignee, including without limitation any instruction to pay to such account as the Assignee may nominate the full amount of any sums which you may become obliged to pay to the Assignors under the Contract, provided always that any such instructions do not exceed the rights of the Assignors pursuant to the Contract.

(5)	Save as set out above, the Assignment does not affect your rights or obligations under the Contract.

Please sign the enclosed acknowledgment of this Notice of Assignment and send it to the Assignee at:

The Law Debenture Trust Corporation p.l.c. .
Fifth Floor
100 Wood Street
London EC2V 7EX
United Kingdom
Attn:   The Manager, Commercial Trusts
Fax:      +44 20 7606 0643

This letter is governed by English law.

Yours faithfully,

................................................................

For and on behalf of
CME MEDIA ENTERPRISES B.V.

................................................................

For and on behalf of
CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

................................................................

For and on behalf of
THE LAW DEBENTURE TRUST CORPORATION p.l.c.

SCHEDULE 2

Form of Acknowledgment of Assignment

From:	JR HOLDINGS LIMITED (formerly known as PPF (CYPRUS) LIMITED)

To:	THE LAW DEBENTURE TRUST CORPORATION p.l.c. (the "Assignee")

Copy:	CME MEDIA ENTERPRISES B.V. and

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

Date: [                      ] 2009

Dear Sirs,

ACKNOWLEDGMENT OF NOTICE OF ASSIGNMENT OF FRAMEWORK AGREEMENT

We refer to a letter dated [           ] September 2009 (the "Notice of Assignment") from CME Media Enterprises B.V. and Central European Media Enterprises Ltd. as the Assignors and The Law Debenture Trust Corporation p.l.c. as the Assignee to us notifying us of the Assignment therein specified.

We acknowledge that we have been given notice of and consent to the Assignment.

This letter is governed by English law.

Yours faithfully,

.......................................................

For and on behalf of
JR HOLDINGS LIMITED